EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

Aljoma Holding Company, LLC	Michigan	UFP Lansing, LLC	Michigan
Aljoma Lumber, Inc.	Florida	UFP McMinnville, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Mexico Embalaje y Distribution S. DE R. L. DE C.V. (33% owned)	Mexico
Caliper Building Systems, LLC	Michigan	UFP Mid-Atlantic, LLC	Michigan
D & L Framing, LLC (100% owned)	Nevada	UFP Minneota, LLC	Michigan
D&R Framing Contractors, L.L.C. (50% owned)	Michigan	UFP Morristown, LLC	Michigan
Eovations, LLC	Michigan	UFP Moultrie, LLC	Michigan
Great Lakes Framing, LLC	Michigan	UFP New London, LLC	Michigan
Gulf Coast Components, LLC (50% owned)	Michigan	UFP New Waverly, LLC	Michigan
International Wood Industries, Inc.	California	UFP New Windsor, LLC	Michigan
Maine Ornamental, LLC	Michigan	UFP New York, LLC	Michigan
Mid Atlantic Framing, LLC	Michigan	UFP Northeast, LLC	Michigan
Pinelli Universal TKT, S. de R.L. de C.V. (50% owned)	Mexico	UFP Parker, LLC	Michigan
Pinelli Universal, S. de R.L. de C.V. (50% owned)	Mexico	UFP Purchasing, Inc.	Michigan
PR Distribution, LLC	Michigan	UFP Ranson, LLC	Michigan
Shawnlee Construction LLC	Michigan	UFP Real Estate, Inc.	Michigan
Shepardville Construction, LLC	Michigan	UFP Riverbank, LLC	Michigan
Titan Foundations, LLC	Michigan	UFP Riverside, LLC	Michigan
TKT Real Estate, S. de R.L. de C.V. (50% owned)	Mexico	UFP Saginaw, LLC	Michigan
Treating Services of Minnesota, LLC	Michigan	UFP Salisbury, LLC	Michigan
Tresstar, LLC	Michigan	UFP San Antonio, LLC	Michigan
U.F.P Mexico Holdings, S. de R.L. de C.V.	Mexico	UFP Schertz, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Southeast, LLC	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Southern Holding Company, Inc.	Michigan
UFP Atlantic, LLC	Michigan	UFP Southwest, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Belchertown, LLC	Michigan	UFP Tennessee, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Thorndale Partnership (70% owned)	Canada
UFP Blanchester, LLC	Michigan	UFP Thornton, LLC	Michigan
UFP Burleson, LLC	Michigan	UFP Transportation, Inc.	Michigan
UFP Chandler, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Distribution, LLC	Michigan	UFP Ventures II, Inc.	Michigan
UFP Eastern Division, Inc.	Michigan	UFP Warrens, LLC	Michigan
UFP Eatonton, LLC	Michigan	UFP West Central, LLC	Michigan
UFP Elizabeth City, LLC	Michigan	UFP Western Division, Inc.	Michigan

UFP Emlenton, LLC	Michigan	UFP Western Holding Company, Inc.	Michigan
UFP Far West, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Gordon, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP Grandview, LLC	Michigan	UFP Woodburn, LLC	Michigan
UFP Granger, LLC	Michigan	United Lumber & Reman, LLC (50% owned)	Michigan
UFP Great Lakes, LLC	Michigan	Universal Consumer Products, Inc.	Michigan
UFP Gulf, LLC	Michigan	Universal Forest Products of Canada, Inc.	Canada
UFP Haleyville, LLC	Michigan	Universal Forest Products RMS, LLC	Michigan
UFP Harrisonville, LLC	Michigan	Universal Forest Products Texas LLC	Michigan
UFP Hillsboro, LLC	Michigan	Universal Forest Products, Inc.	Michigan
UFP Holding Company, Inc.	Michigan	Universal Truss, Inc.	Michigan
UFP Houston, LLC	Michigan	Western Building Professionals of California II Limited Partnership	Michigan
UFP Janesville, LLC	Michigan	Western Building Professionals of California, Inc.	Michigan
UFP Lafayette, LLC	Michigan	Western Building Professionals, LLC	Michigan